Exhibit 15.1

November 17, 2017

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our reports dated April 28, 2017, July 28, 2017 and October 27, 2017 on our reviews of condensed consolidated interim financial information of United Technologies Corporation (the “Corporation”), which are included in the Corporation’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017 are incorporated by reference in this Registration Statement on Amendment No. 1 to Form S-4.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP